UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2019

 XYLEM INC.
(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)
(914) 323-5700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Director

On March 27, 2019, the Board of Directors of Xylem Inc. (the "Company") elected Jorge M. Gomez as a director of the Company effective immediately. Mr. Gomez' committee appointments will be made at the Board's next regularly scheduled meeting. Mr. Gomez currently serves as Chief Financial Officer of Cardinal Health, Inc. His compensation will be consistent with the standard compensatory arrangement for non-employee directors as described in the Company's most recent proxy statement filed with the Securities and Exchange Commission on March 28, 2018, under the heading "Director Compensation." His cash retainer for the current term will be prorated. There are no arrangements or understandings between Mr. Gomez and any other person pursuant to which he was elected as a director; and Mr. Gomez is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

The Company issued a press release announcing the election of Mr. Gomez to the Board, which is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Xylem Inc. on March 27, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.
Date: March 27, 2019	By:	/s/ E. Mark Rajkowski
E. Mark Rajkowski
SVP, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Xylem Inc. on March 27, 2019.